                                                                   EXHIBIT 99.1

                                    EXHIBIT B

                             JOINT FILING AGREEMENT


             The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated this 10th day of May, 2001.

                                          The TCW Group, Inc.
                                          By:
                                               /s/ Linda D. Barker
                                              ----------------------------------
                                               Linda D. Barker
                                               Authorized Signatory






                                          Robert Day
                                          By:
                                               /s/ Linda D. Barker
                                              ----------------------------------
                                               Linda D. Barker
                                               Under Power of Attorney dated
                                               November 6, 2000, on file with
                                               Schedule 13G for Retek, Inc.
                                               dated November 8, 2000.


                                       B-1